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                                                                    Exhibit 99.1

                                TRUST INSTRUMENT
                          SAFECO TAX-EXEMPT BOND TRUST

                                   EXHIBIT A

The Safeco Tax-Exempt Bond Trust consists of the following Series and Classes:

         1.    Safeco Municipal Bond Fund
                    Investor Class
                    Advisor Class A
                    Advisor Class B
                    Advisor Class C

         2.    Safeco California Tax-Free Income Fund
                    Investor Class
                    Advisor Class A
                    Advisor Class B
                    Advisor Class C

         3.    Safeco Intermediate-Term Municipal Bond Fund
                    Investor Class
                    Advisor Class A
                    Advisor Class B
                    Advisor Class C






As of October 1, 2003